Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Reports Fourth Quarter 2022 Operating Results
CHICAGO, February 2, 2023 — Kemper Corporation (NYSE: KMPR) reported a net loss of $55.5 million, or $(0.87) per diluted share, for the fourth quarter of 2022, compared to a net loss of $105.8 million, or $(1.66) per diluted share, for the fourth quarter of 2021. As Adjusted for Acquisitions1 of American Access Casualty Company (“AAC”) and Infinity Property and Casualty Corporation, the net loss was $52.5 million, or $(0.82) per diluted share, for the fourth quarter of 2022, compared to a net loss of $101.3 million, or $(1.59) per diluted share, for the fourth quarter of 2021.
Adjusted Consolidated Net Operating Loss1 was $26.6 million, or $(0.41) per diluted share, for the fourth quarter of 2022, compared to Adjusted Consolidated Net Operating Loss1 of $130.8 million, or $(2.05) per diluted share, for the fourth quarter of 2021.
Key themes of the quarter include:
•Focus remains on restoring profitability; actions taken earning in at an accelerated rate
•Higher seasonality and modest current year prior quarter reserve development impacted results
•Rate-taking activities continue ahead of schedule:
◦Specialty P&C Personal Auto - Filed an additional 20% increase on 58% of the book
◦Preferred P&C Personal Auto - Filed an additional 16% increase on 15% of the book
•Continued strong profitable growth momentum in Commercial Vehicle, net written premiums grew 33% year-over-year
•Improving Life profitability as mortality continues to moderate
•Strategic initiatives announced to reduce costs and enhance our capabilities are on track
◦Submitted initial filing with the Illinois Department of Insurance with respect to reciprocal’s formation
◦Restructuring program run rate savings of $61 million to date
◦Completed the divestiture of Reserve National Insurance Company and its subsidiaries—otherwise known as Kemper Health
•Declared dividend of $0.31 per share

“In the fourth quarter we demonstrated continuing improvement in the underlying profitability of our core businesses masked by a few infrequent items that impacted financial results. I am confident in the accelerating path of our return to profitability,” said Joseph P. Lacher, Jr., President, CEO and Chairman. “Our rate and non-rate actions, cost structure measures, and improving profitability in our Life business are each earning in at an accelerating rate. The strength of Kemper’s differentiated capabilities, market focus, and enhancement initiatives position the company to provide attractive near- and long-term returns to shareholders."
1 Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Net Income (Loss)	$(55.5)	$(105.8)	$(301.2)	$(120.5)
Adjusted Consolidated Net Operating Income (Loss) [1]	$(26.6)	$(130.8)	$(156.9)	$(218.8)

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(6.4)	$(10.2)	$(62.6)	$(85.2)

Diluted Net Income (Loss) Per Share From:
Net Income (Loss)	$(0.87)	$(1.66)	$(4.72)	$(1.87)
Adjusted Consolidated Net Operating Income (Loss) [1]	$(0.41)	$(2.05)	$(2.46)	$(3.40)

Impact of Catastrophe Losses and Related LAE on Net Income (Loss) Per Share	$(0.10)	$(0.16)	$(0.98)	$(1.33)
Revenues
Total revenues for the fourth quarter of 2022 decreased $117.2 million, or 8 percent, to $1,376.7 million, compared to the fourth quarter of 2021, driven by $50.7 million of lower Specialty P&C earned premiums, $22.2 million decrease in the change in fair value of equity and convertible securities, $21.9 million of lower Preferred P&C earned premiums, $19.5 million of lower Life & Health earned premiums, and a $17.8 million decrease in net realized investment gains. Net investment income decreased $2.1 million to $106.3 million in the fourth quarter of 2022 compared to the fourth quarter of 2021 due primarily to lower returns from Alternative Investments and level of investment in Equity Securities, partially offset by higher levels and yields on Fixed Income securities and level of investment in Company-Owned Life Insurance.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Segment Net Operating Income (Loss):
Specialty Property & Casualty Insurance	$(35.1)	$(125.2)	$(147.4)	$(196.1)
Preferred Property & Casualty Insurance	(0.9)	(7.4)	(25.9)	(12.5)
Life & Health Insurance	20.8	5.1	54.2	28.2
Total Segment Net Operating Income (Loss)	(15.2)	(127.5)	(119.1)	(180.4)
Corporate and Other Net Operating Income (Loss)	(11.4)	(3.3)	(37.8)	(38.4)
Adjusted Consolidated Net Operating Income (Loss) [1]	(26.6)	(130.8)	(156.9)	(218.8)
Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	—	17.5	(63.1)	90.5
Net Realized Investment Gains (Losses)	3.1	17.2	3.4	51.2
Impairment Losses	(2.9)	(2.5)	(20.4)	(8.7)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(29.1)	(7.2)	(61.3)	(34.7)
Loss from Early Extinguishment of Debt	—	—	(2.9)	—
Net Income (Loss)	$(55.5)	$(105.8)	$(301.2)	$(120.5)
The Specialty Property and Casualty Insurance segment reported net operating loss of $35.1 million for the fourth quarter of 2022, compared to net operating loss of $125.2 million in the fourth quarter of 2021. Results improved due primarily to a lower underlying loss ratio. The segment’s Underlying Combined Ratio1 was 107.8 percent, compared to 119.4 percent in the fourth quarter of 2021. This decrease is driven primarily by higher earned premiums per exposure and lower frequency trends as a result of ongoing profit improvement initiatives.

The Preferred Property and Casualty Insurance segment reported net operating loss of $0.9 million for the fourth quarter of 2022, compared to a net operating loss of $7.4 million in the fourth quarter of 2021. Results improved due primarily to lower prior year development. The segment’s Underlying Combined Ratio1 was 106.6 percent, compared to 106.9 percent in the fourth quarter of 2021. This decrease is driven primarily by higher than expected non-CAT weather in Homeowners.

The Life and Health Insurance segment reported net operating income of $20.8 million for the fourth quarter of 2022, compared to a net operating income of $5.1 million in the fourth quarter of 2021. This increase is primarily driven by lower mortality in life insurance products.

Capital
Total Shareholders’ Equity at the end of the quarter was $2,443.2 million, a decrease of $1,564.5 million, or 39 percent, since year-end 2021 primarily driven by a decrease in the fair value of the Company’s fixed income bond portfolio, a net operating loss, and cash dividends to shareholders. Kemper and its direct non-insurance subsidiaries ended the quarter with cash and investments of $417.6 million, and the $600.0 million revolving credit agreement was undrawn.
On November 2, 2022, Kemper announced that its Board of Directors declared a quarterly dividend of $0.31 per share, or $20.1 million. The dividend was paid on December 1, 2022 to its shareholders of record as of November 15, 2022.
Kemper ended the quarter with a book value per share of $38.23, a decrease of 39 percent from $62.93 at the end of 2021. Book Value Per Share Excluding Net Unrealized (Gains) Losses on Fixed Maturities1 was $49.44, compared to $55.04 at the end of 2021.

Unaudited condensed consolidated statements of income (loss) for the three and twelve months ended December 31, 2022 and 2021 are presented below.

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts)	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Revenues:
Earned Premiums	$1,267.0	$1,359.1	$5,266.3	$5,253.7
Net Investment Income	106.3	108.4	422.6	427.3
Change in Value of Alternative Energy Partnership Investments[2]	1.3	(14.3)	(19.9)	(61.2)
Other Income	1.9	—	9.2	4.8
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	—	22.2	(79.9)	114.6
Net Realized Investment Gains (Losses)	3.9	21.7	4.3	64.8
Impairment Losses	(3.7)	(3.2)	(25.8)	(11.0)
Total Revenues	1,376.7	1,493.9	5,576.8	5,793.0
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	1,078.3	1,276.0	4,504.4	4,600.8
Insurance Expenses	287.6	309.1	1,200.6	1,218.1
Loss from Early Extinguishment of Debt	—	—	3.7	—
Interest and Other Expenses	86.5	56.2	257.6	219.4
Total Expenses	1,452.4	1,641.3	5,966.3	6,038.3
Income (Loss) before Income Taxes	(75.7)	(147.4)	(389.5)	(245.3)
Income Tax Benefit (Expense)	20.2	41.6	88.3	124.8
Net Income (Loss)	$(55.5)	$(105.8)	$(301.2)	$(120.5)

Net Income (Loss) Per Unrestricted Share:
Basic	$(0.87)	$(1.66)	$(4.72)	$(1.87)
Diluted	$(0.87)	$(1.66)	$(4.72)	$(1.87)

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	63,888.1	63,654.6	63,825.5	64,264.4
Unrestricted Shares and Equivalent Shares - Diluted	63,888.1	63,654.6	63,825.5	64,264.4

Dividends Paid to Shareholders Per Share	$0.31	$0.31	$1.24	$1.24

2Income related to Changes in Value of Alternative Energy Partnership Investments was $1.3 million for the three months ended December 31, 2022, compared to a loss of $14.3 million for the same period in 2021. Tax expense related to the Alternative Energy Partnership Investments were $0.0 million for the three months ended December 31, 2022, compared to tax benefits of $11.2 million for the same period in 2021. This resulted in a net income of $1.3 million and a net loss of $3.1 million attributable to Alternative Energy Partnership Investments for the three months ended December 31, 2022 and 2021, respectively.

2Loss related to Changes in Value of Alternative Energy Partnership Investments was $19.9 million for the year ended December 31, 2022, compared to loss of $61.2 million for the same period in 2021. Tax benefits related to the Alternative Energy Partnership Investments were $8.0 million, compared to tax benefits of $79.0 million for the year ended December 31, 2022 and 2021, respectively. This resulted in a net loss of $11.9 million and a net income of $17.8 million attributable to Alternative Energy Partnership Investments for the year ended December 31, 2022 and 2021, respectively.

Unaudited business segment revenues for the three and twelve months ended December 31, 2022 and 2021 are presented below.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
REVENUES:
Specialty Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$830.4	$918.1	$3,496.7	$3,533.7
Commercial Automobile	151.2	114.2	549.7	414.8
Total Earned Premiums	981.6	1,032.3	4,046.4	3,948.5
Net Investment Income	37.9	37.8	140.7	152.5
Change in Value of Alternative Energy Partnership Investments	0.7	(6.7)	(9.9)	(29.0)
Other Income	1.0	1.0	6.0	4.1
Total Specialty Property & Casualty Insurance Revenues	1,021.2	1,064.4	4,183.2	4,076.1
Preferred Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	84.2	101.4	363.7	410.5
Homeowners	49.1	52.7	200.0	207.3
Other Personal	7.4	8.5	31.8	33.9
Total Earned Premiums	140.7	162.6	595.5	651.7
Net Investment Income	13.5	17.1	49.7	68.6
Change in Value of Alternative Energy Partnership Investments	0.3	(3.8)	(4.7)	(16.3)
Total Preferred Property & Casualty Insurance Revenues	154.5	175.9	640.5	704.0
Life & Health Insurance:
Earned Premiums:
Life	101.1	101.5	405.7	401.7
Accident & Health	31.4	47.6	168.2	189.9
Property	12.2	15.1	50.5	61.9
Total Earned Premiums	144.7	164.2	624.4	653.5
Net Investment Income	52.6	50.8	216.5	202.7
Change in Value of Alternative Energy Partnership Investments	0.3	(3.7)	(5.3)	(15.8)
Other Income	0.2	(1.6)	(0.6)	(1.3)
Total Life & Health Insurance Revenues	197.8	209.7	835.0	839.1
Total Segment Revenues	1,373.5	1,450.0	5,658.7	5,619.2
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	—	22.2	(79.9)	114.6
Net Realized Investment Gains (Losses)	3.9	21.7	4.3	64.8
Impairment Losses	(3.7)	(3.2)	(25.8)	(11.0)
Other	3.0	3.2	19.5	5.4
Total Revenues	$1,376.7	$1,493.9	$5,576.8	$5,793.0

KEMPER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	Dec 31, 2022	Dec 31, 2021
Assets:
Investments:
Fixed Maturities at Fair Value	$6,894.8	$7,986.9
Equity Securities at Fair Value	243.2	830.6
Equity Method Limited Liability Investments	217.0	241.9
Alternative Energy Partnership Investments	16.3	39.6
Short-term Investments at Cost which Approximates Fair Value	278.4	284.1
Company-Owned Life Insurance	586.5	448.1
Loans to Policyholders	283.4	286.2
Other Investments	269.9	270.0
Total Investments	8,789.5	10,387.4
Cash	212.4	148.2
Receivables from Policyholders	1,286.6	1,418.7
Other Receivables	262.6	207.3
Deferred Policy Acquisition Costs	625.6	677.6
Goodwill	1,300.3	1,312.0
Current Income Tax Assets	167.6	173.1
Deferred Income Tax Assets	189.4	—
Other Assets	530.0	592.2
Total Assets	$13,364.0	$14,916.5
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,554.0	$3,540.9
Property & Casualty	2,756.9	2,772.7
Total Insurance Reserves	6,310.9	6,313.6
Unearned Premiums	1,704.4	1,898.7
Policyholder Contract Liabilities	701.3	504.0
Deferred Income Tax Liabilities	—	227.0
Accrued Expenses and Other Liabilities	817.3	843.6
Long-term Debt, Current and Non-current, at Amortized Cost	1,386.9	1,121.9
Total Liabilities	10,920.8	10,908.8
Shareholders’ Equity:
Common Stock	6.4	6.4
Paid-in Capital	1,812.7	1,790.7
Retained Earnings	1,380.1	1,762.5
Accumulated Other Comprehensive (Loss) Income	(756.0)	448.1
Total Shareholders’ Equity	2,443.2	4,007.7
Total Liabilities and Shareholders’ Equity	$13,364.0	$14,916.5

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021

Results of Operations
Net Premiums Written	$922.3	$979.0	$3,934.4	$4,057.3

Earned Premiums	$981.6	$1,032.3	$4,046.4	$3,948.5
Net Investment Income	37.9	37.8	140.7	152.5
Change in Value of Alternative Energy Partnership Investments	0.7	(6.7)	(9.9)	(29.0)
Other Income	1.0	1.0	6.0	4.1
Total Revenues	1,021.2	1,064.4	4,183.2	4,076.1
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	859.3	1,028.5	3,569.2	3,480.3
Catastrophe Losses and LAE	(0.1)	2.5	23.0	15.7
Prior Years:
Non-catastrophe Losses and LAE	10.2	(7.6)	(14.6)	97.4
Catastrophe Losses and LAE	(0.1)	—	0.6	0.3
Total Incurred Losses and LAE	869.3	1,023.4	3,578.2	3,593.7
Insurance Expenses	198.4	204.4	801.9	774.5
Operating Income (Loss)	(46.5)	(163.4)	(196.9)	(292.1)
Income Tax Benefit (Expense)	11.4	38.2	49.5	96.0
Segment Net Operating Income (Loss)	$(35.1)	$(125.2)	$(147.4)	$(196.1)

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	87.6%	99.6%	88.2%	88.1%
Current Year Catastrophe Losses and LAE Ratio	—	0.2	0.6	0.4
Prior Years Non-catastrophe Losses and LAE Ratio	1.0	(0.7)	(0.4)	2.5
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Total Incurred Loss and LAE Ratio	88.6	99.1	88.4	91.0
Insurance Expense Ratio	20.2	19.8	19.8	19.6
Combined Ratio	108.8%	118.9%	108.2%	110.6%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	87.6%	99.6%	88.2%	88.1%
Insurance Expense Ratio	20.2	19.8	19.8	19.6
Underlying Combined Ratio[1]	107.8%	119.4%	108.0%	107.7%

Non-GAAP Measure Reconciliation
Combined Ratio	108.8%	118.9%	108.2%	110.6%
Less:
Current Year Catastrophe Losses and LAE Ratio	—	0.2	0.6	0.4
Prior Years Non-catastrophe Losses and LAE Ratio	1.0	(0.7)	(0.4)	2.5
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Underlying Combined Ratio[1]	107.8%	119.4%	108.0%	107.7%

Unaudited selected financial information for the Preferred Property & Casualty Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021

Results of Operations
Net Premiums Written	$115.1	$153.2	$527.1	$642.0

Earned Premiums	$140.7	$162.6	$595.5	$651.7
Net Investment Income	13.5	17.1	49.7	68.6
Change in Value of Alternative Energy Partnership Investments	0.3	(3.8)	(4.7)	(16.3)
Total Revenues	154.5	175.9	640.5	704.0
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	108.9	122.4	442.3	450.4
Catastrophe Losses and LAE	8.8	7.5	54.5	79.1
Prior Years:
Non-catastrophe Losses and LAE	(0.8)	8.4	2.8	13.5
Catastrophe Losses and LAE	(1.5)	(2.0)	(6.2)	(5.6)
Total Incurred Losses and LAE	115.4	136.3	493.4	537.4
Insurance Expenses	41.1	51.6	183.5	206.4
Operating Income (Loss)	(2.0)	(12.0)	(36.4)	(39.8)
Income Tax Benefit (Expense)	1.1	4.6	10.5	27.3
Segment Net Operating Income (Loss)	$(0.9)	$(7.4)	$(25.9)	$(12.5)

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	77.4%	75.2%	74.2%	69.2%
Current Year Catastrophe Losses and LAE Ratio	6.3	4.6	9.2	12.1
Prior Years Non-catastrophe Losses and LAE Ratio	(0.6)	5.2	0.5	2.1
Prior Years Catastrophe Losses and LAE Ratio	(1.1)	(1.2)	(1.0)	(0.9)
Total Incurred Loss and LAE Ratio	82.0	83.8	82.9	82.5
Insurance Expense Ratio	29.2	31.7	30.8	31.7
Combined Ratio	111.2%	115.5%	113.7%	114.2%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	77.4%	75.2%	74.2%	69.2%
Insurance Expense Ratio	29.2	31.7	30.8	31.7
Underlying Combined Ratio[1]	106.6%	106.9%	105.0%	100.9%

Non-GAAP Measure Reconciliation
Combined Ratio	111.2%	115.5%	113.7%	114.2%
Less:
Current Year Catastrophe Losses and LAE Ratio	6.3	4.6	9.2	12.1
Prior Years Non-catastrophe Losses and LAE Ratio	(0.6)	5.2	0.5	2.1
Prior Years Catastrophe Losses and LAE Ratio	(1.1)	(1.2)	(1.0)	(0.9)
Underlying Combined Ratio[1]	106.6%	106.9%	105.0%	100.9%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021

Results of Operations
Earned Premiums	$144.7	$164.2	$624.4	$653.5
Net Investment Income	52.6	50.8	216.5	202.7
Change in Value of Alternative Energy Partnership Investments	0.3	(3.7)	(5.3)	(15.8)
Other Income (Loss)	0.2	(1.6)	(0.6)	(1.3)
Total Revenues	197.8	209.7	835.0	839.1
Policyholders’ Benefits and Incurred Losses and LAE	93.4	116.2	432.6	469.7
Insurance Expenses	80.7	89.5	342.9	358.9
Operating Income (Loss)	23.7	4.0	59.5	10.5
Income Tax Benefit (Expense)	(2.9)	1.1	(5.3)	17.7
Segment Net Operating Income (Loss)	$20.8	$5.1	$54.2	$28.2
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income (Loss)1 is an after-tax, non-GAAP financial measure and is computed by excluding from Net Income (Loss) the after-tax impact of:
(i) Income (Loss) from Change in Fair Value of Equity and Convertible Securities;
(ii) Net Realized Investment Gains (Losses);
(iii) Impairment Losses;
(iv) Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs;
(v) Debt Extinguishment, Pension and Other Charges; and
(vi) Significant non-recurring or infrequent items that may not be indicative of ongoing operations

Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net Income (Loss). There were no applicable significant non-recurring items that Kemper excluded from the calculation of Adjusted Consolidated Net Operating Income (Loss)1 for the three and twelve months ended December 31, 2022 or 2021.

Kemper believes that Adjusted Consolidated Net Operating Income (Loss)1 provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (Loss) from Change in Fair Value of Equity and Convertible Securities, Net Realized Investment Gains (Losses) and Impairment Losses related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Kemper’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Debt Extinguishment, Pension and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by Kemper’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; (ii) settlement of pension plan obligations which are business decisions made by Kemper, the timing of which is unrelated to the underwriting process; and (iii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Kemper’s business or economic trends. The preceding non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures, as they do not fully recognize the overall profitability of the Kemper’s businesses.

A reconciliation of Net Income (Loss) to Adjusted Consolidated Net Operating Income (Loss) 1 for the three and twelve months ended December 31, 2022 and 2021 is presented below.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Net Income (Loss)	$(55.5)	$(105.8)	$(301.2)	$(120.5)
Less Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	—	17.5	(63.1)	90.5
Net Realized Investment Gains (Losses)	3.1	17.2	3.4	51.2
Impairment Losses	(2.9)	(2.5)	(20.4)	(8.7)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(29.1)	(7.2)	(61.3)	(34.7)
Debt Extinguishment, Pension and Other Charges	—	—	(2.9)	—
Adjusted Consolidated Net Operating Income (Loss) [1]	$(26.6)	$(130.8)	$(156.9)	$(218.8)
Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share1 is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income (Loss)1 attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Income (Loss) Per Unrestricted Share.
A reconciliation of Diluted Net Income (Loss) Per Unrestricted Share to Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share1 for the three and twelve months ended December 31, 2022 and 2021 is presented below.

	Three Months Ended		Year Ended
(Unaudited)	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Diluted Net Income (Loss) Per Unrestricted Share	$(0.87)	$(1.66)	$(4.72)	$(1.87)
Less Net Income (Loss) Per Unrestricted Share From:
Change in Fair Value of Equity and Convertible Securities	—	0.27	(0.99)	1.41
Net Realized Investment Gains (Losses)	0.05	0.27	0.05	0.80
Impairment Losses	(0.05)	(0.04)	(0.32)	(0.14)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(0.46)	(0.11)	(0.95)	(0.54)
Debt Extinguishment, Pension and Other Charges	—	—	(0.05)	—
Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share[1]	$(0.41)	$(2.05)	$(2.46)	$(3.40)
Book Value Per Share Excluding Net Unrealized (Gains) Losses on Fixed Maturities1 is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized (gains) losses on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share, excluding the after-tax impact of net unrealized (gains) losses on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized (Gains) Losses on Fixed Maturities1 and Book Value Per Share at December 31, 2022 and December 31, 2021 is presented below.

(Dollars in Millions) (Unaudited)	Dec 31, 2022	Dec 31, 2021
Shareholders’ Equity	$2,443.2	$4,007.7
Less: Net Unrealized Gains (Losses) on Fixed Maturities	(716.8)	502.6
Shareholders’ Equity Excluding Net Unrealized (Gains) Losses on Fixed Maturities[1]	$3,160.0	$3,505.1
Underlying Combined Ratio1 is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding Total Incurred Losses and LAE Ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio.
Kemper believes Underlying Losses and LAE and the Underlying Combined Ratio are useful to investors and uses these financial measures to reveal the trends in Kemper’s Property & Casualty Insurance segment that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause the Kemper’s loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the Kemper’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing the Kemper’s underwriting performance.

As Adjusted for Acquisitions1 amounts are non-GAAP financial measures. Subsequent to the applicable acquisitions, the As Adjusted for Acquisitions1 amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. Kemper believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons.

A reconciliation of the As Adjusted for Acquisitions1 non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended December 31, 2022 is presented below.

(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Kemper Consolidated GAAP Financial Measure	Less Impact of Purchase Accounting Adjustments	As Adjusted for Acquisitions[1]
Net Income (Loss)	$(55.5)	$(3.0)	$(52.5)
Net Income (Loss) Per Share - Diluted	$(0.87)	$(0.05)	$(0.82)
Specialty Property & Casualty Insurance Segment:
Earned Premiums	$981.6	$—	$981.6
Segment Net Operating Income (Loss)	$(35.1)	$(3.0)	$(32.1)
Specialty Personal Automobile Insurance:
Earned Premiums	$830.4	$—	$830.4
Segment Net Operating Income (Loss)	$(49.5)	$(2.7)	$(46.8)
A reconciliation of the As Adjusted for Acquisitions1 non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended December 31, 2021 is presented below.

(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Kemper Consolidated GAAP Financial Measure	Less Impact of Purchase Accounting Adjustments	As Adjusted for Acquisitions[1]
Net Income (Loss)	$(105.8)	$(4.5)	$(101.3)
Net Income (Loss) Per Share - Diluted	$(1.66)	$(0.07)	$(1.59)
Specialty Property & Casualty Insurance Segment:
Earned Premiums	$1,032.3	$—	$1,032.3
Segment Net Operating Income (Loss)	$(125.2)	$(4.8)	$(120.4)
Specialty Personal Automobile Insurance:
Earned Premiums	$918.1	$—	$918.1
Segment Net Operating Income (Loss)	$(129.7)	$(4.5)	$(125.2)

Conference Call
Kemper will host its conference call to discuss fourth quarter 2022 results on Thursday, February 2nd, at 5:00 p.m. Eastern (4:00 p.m. Central). The conference call will be accessible via the internet and by telephone at 844.200.6205, access code 906245. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the fourth quarter of 2022, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With approximately $13 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Auto, Personal Insurance, and Life brands. Kemper serves over 5.3 million policies, is represented by approximately 29,000 agents and brokers, and has approximately 9,500 associates dedicated to meeting the ever-changing needs of its customers.
Learn more about Kemper at kemper.com.

Caution Regarding Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to:

•changes in the frequency and severity of insurance claims;
•claim development and the process of estimating claim reserves;
•the impacts of inflation;
•supply chain disruption;
•product demand and pricing;
•effects of governmental and regulatory actions;
•litigation outcomes;
•investment risks;
•cybersecurity risks;
•impact of catastrophes; and
•other risks and uncertainties detailed in Kemper’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”).

The COVID-19 outbreak and subsequent global pandemic (“Pandemic”) is an extraordinary catastrophe that creates unique uncertainties and risks. Kemper cannot provide any assurances as to the impacts of the Pandemic and related economic conditions on Kemper’s operating and financial results.

Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release, including any such statements related to the Pandemic.
###

Contacts
Investors: Karen Guerra	312.661.4930 or investors@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com